UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report: (Date of earliest event reported): July 29, 2003


                            MARVEL ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                      001-13638                13-3711775
(State or other jurisdiction of  (Commission file number)    (I.R.S. Employer
incorporation or organization)                              Identification No.)


10 East 40th Street, New York, New York                           10016
(Address of principal executive offices)                        (Zip code)

                                 (212) 576-4000
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Press release of the Registrant dated July 29, 2003.

Item 12.  Results of Operations and Financial Condition.

     (a) On July 29, 2003, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing certain matters regarding its results of operations and financial condition for its second fiscal quarter ended June 30, 2003.



                                  EXHIBIT INDEX

     Exhibit No. Description

     99.1 Press release of the Registrant dated July 29, 2003.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            MARVEL ENTERPRISES, INC.


                            By:           /s/   Allen S. Lipson
                            ---------------------------------------------------
                            Name:       Allen S. Lipson
                            Title:      President and Chief Executive Officer

Date: August 4, 2003

[LOGO OMITTED]


                     MARVEL Q2 RESULTS WILL EXCEED HIGH END
                           OF ORIGINAL GUIDANCE RANGES
     - Cash Rose to $144 million at June 30 vs. $84.7 million at March 31 -

NEW YORK, NY July 29, 2003 -- Marvel Enterprises, Inc. (NYSE:MVL) announced today that, based on preliminary figures, it will exceed the high end of financial guidance for revenue, EBITDA(1), Net Income, EPS and Free Cash Flow(2) for Q2 2003. The Q2 2003 performance reflects strength across its entire licensing business including the strong sales performance of licensed products based on its The Incredible Hulk character.

Marvel will report Q2 results, revised 2003 guidance and initial 2004 guidance on August 12. Please refer to Marvel's Q2 financial guidance, as reported in our release on May 6:
http://www.marvel.com/about/pr/archive/050603_Marvel_q1_release.pdf

Cash Levels Continue to Grow: - Marvel also announced today that, reflecting solid levels of cash collection year-to-date, its cash balance as of June 30, 2003 had grown to $144 million, versus approximately $85 million in cash as of March 31, 2003. With total long-term debt consisting of $151 million in 12% Senior Notes, Marvel's net debt position is $7 million as of June 30, 2003 versus $66.3 million as of March 31, 2003. The Notes are callable at Marvel's option beginning June 15, 2004 at a price of $106 per $100 principal amount, for a total consideration of approximately $160 million.

Kenneth West, Executive Vice President and CFO, commented: "Marvel's growing cash balance reflects the continued strength of our entertainment licensing business model that focuses on the generation of free cash flow."

Hulk Licensing Franchise off to Strong Start: Marvel's Hulk property, which last month was identified as the number one hot license for kids in a preview for the Licensing Show 2003, has firmly established itself as a powerful entertainment licensing franchise based on strong retail sales of Hulk-branded products, particularly in several key license categories such as toys, video games, domestics and children's apparel. The Hulk licensing program has roughly 300 licensees, encompassing over 1,000 products, with many of the licensees expected to report revenues in excess of the initial minimum guarantees.

Serving as the global catalyst and backdrop for the Hulk licensing program was the June 20th launch of Universal Picture's The Hulk feature film which has grossed in excess of $200 million in worldwide box office receipts in over 28 countries to date(3). The film remains in theaters in the U.S. and around the world, and premieres of The Hulk in international markets including Japan, Italy and a few others are still to come later this summer.

Alan Fine, CEO of Toy Biz, Marvel's in-house toy division, commented: "Sales of licensed Electronic Hulk Hands continue to exceed all of our expectations for this role-playing toy, both in units sold and retail dollars. With purchase orders surpassing the 3.5 million Spider-Man web-blaster units sold in 2002, Electronic Hulk Hands have already become the largest toy success in company history. Coming on the heels of last year's success with Spider-Man, we have demonstrated that we can translate our brands into powerful toy franchises, which have strengthened our relationships with key retail outlets."

Hulk action figures and accessories are created in-house by Marvel's Toy Biz division and manufactured and sold by Marvel's master toy licensee pursuant to a July 2001 license agreement. Royalties based on sales of The Hulk toys are recorded in Marvel's licensing division, and Marvel is reimbursed for its product development and marketing and sales efforts.

Russ Brown, Executive Vice President Consumer Products, Promotions & Retail Sales commented: "Sales of products based on The Hulk have been extremely strong in the toy, video game, domestics and children's apparel categories. These categories are some of the most influential, both in terms of sales dollars and brand support for other licensing categories. We consider the continued success of Hulk products in these categories to be proof of the Hulk's emergence as a major "evergreen" licensed property."

Sales of Hulk video games, which are sold by Vivendi Universal Games, have exceeded Marvel's internal expectations for the product. The video game continues to sell well across all four video game platforms and is in the top five in sales of video games for the PC, PlayStation 2, X-Box, GameCube and Game Boy Advance platforms.

(1) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle.

(2) Free cash flow is defined as operating income plus depreciation and amortization less increases (plus decreases) in working capital, capital expenditures, cash interest and cash income taxes.

(3) Worldwide Box Office estimates are from www.boxofficemojo.com site and include domestic box office proceeds through the week ending July 27 and international box office proceeds through the week ending July 20, 2003.

About  Marvel   Enterprises

Marvel Enterprises, Inc. is leading global character-based entertainment licensing company that has developed and owns a library of over 4,700 characters which have entertained generations around the world for over 60 years. Marvel's operations are focused in entertainment and consumer product licensing and comic book publishing. Marvel's creative teams at its Marvel Studios, Marvel Comics and Toy Biz divisions support the development of feature films (and DVD/video), video games, TV series and toy lines based on its characters. Marvel also licenses its characters for use in a broad and growing range of consumer products and services including apparel, collectibles, food and promotions. Marvel Comics is a leading global comics publisher and an invaluable source of intellectual property; Marvel Studios works with studios to develop feature film and entertainment projects; and Toy Biz is a recognized leader in toy design, sales and marketing that develops and oversees both licensee and in-house toy lines. For additional information visit http://www.marvel.com.

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's licensees, changing consumer preferences, movie- and television-production delays and cancellations, toy-production delays or shortfalls, continued concentration of toy retailers, toy inventory risk, the imposition of quotas or tariffs on products manufactured in China and a decrease in cash flow even as Marvel remains indebted to its noteholders. These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

                                      # # #

For further information contact:

Matt Finick                                          Richard Land, David Collins
Marvel Enterprises                                   Jaffoni & Collins
212/576-4035                                         212/835-8500
mfinick@marvel.com                                   mvl@jcir.com
                                                     ------------